UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2025

First Choice Healthcare Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53012	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Bulldog Blvd, Suite 202 Melbourne, FL.	32901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 725-0090

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FCHS	OTC Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael C. Howe as Chief Operating Officer

On June 10, 2025, Mr. Michael C. Howe informed First Choice Healthcare Solutions, Inc. (the “Company”) of his resignation as the Chief Operating Officer of the Company, effective as of June 10, 2025. Mr. Howe’s decision to resign was not because of any disagreement relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, financial reporting, controls or practices, but because he accepted a full time position at another Company listed on the Nasdaq Stock Market. Mr. Howe will be a director on the board of directors of the Company upon completion of an uplist and effectiveness of an S-1 registration statement filed by the Company.

Appointment of Bradley D. Case as Chief Operating Officer

On June 10, 2025, Bradley D. Case was appointed as the Chief Operating Officer of the Company, effective June 10, 2025.

Mr. Case, age 49, brings more than 30 years of leadership experience in healthcare across a variety of verticals including patient care, insurance services, post-acute care, health technology and medical device manufacturing. He served as the President of The Good Clinic and was the CEO of Estrella Health, having previously held senior leadership roles at UnitedHealth Group, Influence Health, and WellStack. He holds a Bachelor of Arts in Political Science from the University of Colorado Denver.

In connection with Mr. Case’s appointment, the Company entered into an employment agreement dated June 10, 2025 (“Employment Agreement”). Under the Employment Agreement, Mr. Case is entitled to receive an annual base salary of $225,000. In addition to the base salary, Mr. Case will be paid $25,000 upon completion of the uplist and S-1 registration offering and shall be eligible to receive an annual bonus in an amount equal to 50% of the base salary (60% cash and 40% stock grant) for achievement of target-level performance objectives (“Target Bonus”) (with the eligible amount of such bonus being more or less than the Target Bonus in the event of achievement below or above target-performance objectives, in each case as determined by the board of directors of the Company in its discretion).

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02.

There are no arrangements or understandings between Mr. Case and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Case is not related to any other executive officer or director of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between First Choice Healthcare Solutions, Inc. and Bradley D. Case dated June 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Choice Healthcare Solutions, Inc.

June 27, 2025	By:	/s/ Lance Friedman
	Name:	Lance Friedman
	Title:	Chief Executive Officer